ADDENDUM NO. 8

            This  Addendum  No. 8, effective as of July 12, 2007, by and between

Universal Insurance Holdings,  Incorporated  (formerly  Universal Heights, Inc.)

(hereinafter  the  "Company"), and Bradley I. Meier ("Employee"),  modifies  and amends the existing  employment  agreement  ("Agreement")  and  adopts all prior

Addenda  thereto  ("Prior  Addenda")  between the Company and the Employee,  and amends provisions of the Agreement and  the  Addenda  only  in  respect  of  the matters  set  forth herein, and otherwise the Agreement and Prior Addenda remain in full force and effect as if this Addendum No. 8 had not been executed:

            I.    In  respect  of "Article 2." of the Agreement entitled "Term,"

the "Expiration Date" defined therein is hereby modified and changed to December

31, 2009.

            II.   In respect of  "Article  9." of the Agreement entitled "Change in Control," subsection (d) is deleted in its  entirety  and  replaced  with the following:  "If  a change in control occurs as defined in subsection 9(a) above,

then the Company shall  also  pay to Executive an amount equal to the sum of (x)

excise taxes imposed on Executive  under Section 4999 of the Code and (y) income taxes due from Executive with respect to the payment of the amount in subsection

(x) above as well as the payment for  income  taxes  under this subsection 9(d).

Effective January 1, 2009, notwithstanding anything in  this  Agreement  to  the contrary, in the event it is determined by an independent accounting firm chosen by  mutual  agreement  of  the  parties  that  any  economic benefit, payment or distribution by the Company to or for the benefit of the Employee, whether paid,

payable, distributed or distributable pursuant to the terms of this Agreement or otherwise (a "PAYMENT"), would be subject to the excise  tax  imposed by Section

4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), (such excise tax referred to in this Agreement as the "EXCISE TAX"), then the value of any such Payments payable under this Agreement which constitute "parachute payments"

under  Section  280G(b)(2)  of  the  Code,  as  determined  by  the  independent accounting  firm,  will be reduced  so that the  present  value of all  Payments

(calculated  in  accordance  with Section  280G of the Code and the  regulations thereunder),  in the aggregate,  equals the Safe Harbor Amount. The "SAFE HARBOR

AMOUNT" is equal to 2.99 times the Employee's  "base amount," within the meaning of Section 280G(b)(3) of the Code."

            IN WITNESS WHEREOF, this Addendum No. 8 has been signed and executed as on this 12th day of July, 2007.



                   UNIVERSAL INSURANCE HOLDINGS, INC.

                   By: /s/ James M. Lynch                 Date: July 12, 2007
                      ----------------------------
                   Name:  James M. Lynch, CFO


                   /s/ Bradley I. Meier
                   -------------------------------
                   BRADLEY I. MEIER - Employee